                                                                Exhibit 3.1(j)

                   CERTIFICATE OF CORRECTION FILED TO CORRECT

                 A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT

                                       OF

                             THE MENTUS GROUP, INC.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE

                        OF DELAWARE ON SEPTEMBER 25, 1996

            The Mentus Group, Inc., a corporation organized and existing under and by virtue of the General corporation Law of the Sate of Delaware, DOES HEREBY CERTIFY:

            1. The name of the corporation is the Mentus Group, Inc.

            2. A Certificate of Amendment of Certificate of Incorporation of the Mentus Group, Inc. was filed by the Secretary of State of Delaware on September 25, 1996, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

            3. The inaccuracy of the Certificate of Amendment to be corrected is as follows: The third resolution contained in the First clause of the Certificate of Amendment failed to specify the number of shares of Series B Cumulative Compounding Convertible Redeemable Preferred Stock that were to be created, designated and authorized to be issued by the Corporation. Said resolution is hereby corrected in its entirety to read as follows:

            "RESOLVED, that the Corporation shall create, designate and is authorized to issue 91,100 shares of the Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock, par value $1.00 per share, that has the rights, preferences and other designations set forth in the Certificate of Designations of Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock attached hereto as Exhibit B and incorporated herein by this reference, with such changes thereto as may be required to comply with the Delaware General Corporation Law or which are deemed appropriate by counsel."

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            IN WITNESS WHEREOF: The Mentus Group, Inc. has caused this
Certificate to be signed by Gerard Joyce, its President and attested by Thomas
M. Pugliese, its Secretary, this ___ of November, 1996.

                                                THE MENTUS GROUP, INC.


                                                By:
                                                   -----------------------------
                                                    Gerard Joyce, President

ATTEST:


By
   -------------------------------
    Thomas Pugliese, Secretary

STATE OF MINNESOTA   )
                     ) ss.
County of Hennepin   )

      On this ____ day of November, 1996, before me, the undersigned officer, personally appeared Gerard Joyce, who acknowledged himself to be the President of the Mentus Group, Inc., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                    ---------------------------
                                    Notary Public

My Commission Expires:


-------------------------

STATE OF MINNESOTA   )
                     ) ss.
County of Hennepin   )

      On this ____ day of November, 1996, before me, the undersigned officer, personally appeared Thomas Pugliese, who acknowledged himself to be the Secretary of the Mentus Group, Inc., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                    ---------------------------
                                    Notary Public

My Commission Expires:


-------------------------